UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

DOMAIN EXTREMES INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53749	98-0632051
(Commission File Number)	(IRS Employer Identification Number)

36, Jalan Seriutara 3/3C, Kipark Avenue

Off Jalan Ipoh, 68100 Kuala Lumpur

Wilayah Persekutuan, Malaysia

(Address of principal executive offices and Zip Code)

+603 6241 2023 / +603 6242 1028

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2016, Domain Extremes Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation to (a) change the name of the Company from “Domain Extremes Inc.” to “Mi1 Global TelCo., Inc.” and (b) increase the authorized shares of common stock from 200,000,000 shares to 1,200,000,000 shares. The Amendment had previously been approved by the Board of Directors of the Company (the “Board”) on August 31, 2016, subject to the approval of the Company’s stockholders. The Amendment will become effective upon its filing with the Secretary of State of the State of Nevada, which the Company will do as soon as practicable.

Item 5.07       Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held at 9:00 a.m. local time on November 4, 2016, the Company’s stockholders voted on six proposals. The Company had 179,522,531 shares of common stock outstanding on September 9, 2016, the record date for the Annual Meeting, of which 162,355,905 shares of common stock were present in person or represented by proxy at the Annual Meeting. The matters voted on at the Annual Meeting are described in more detail in the Company’s definitive proxy statement on Schedule 14A, which the Company filed with the Securities and Exchange Commission on September 19, 2016 (the “Proxy Statement”).

The following proposals were voted upon at the Annual Meeting and the final voting results with respect to each proposal are set forth below:

Proposal 1: The Company’s stockholders elected ten members to the Board to hold office until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal from office. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Lim Kock Chiang	162,349,576	16	6,313
Kok Seng Yeap	162,349,582	10	6,313
Kok May EE	162,349,576	16	6,313
Tan Peng Kwan	162,349,576	16	6,313
Mustapha Bin Taib	162,349,576	16	6,313
Chan Kwong Kean	162,349,576	16	6,313
Phang Fuk Tjhan	162,349,582	10	6,313
Wan Mohd Akmal Bin Wan Salleh	162,349,582	10	6,313
Dadeng Hidayat	162,349,582	10	6,313
Muhammad Yunus Yosfiah	162,349,581	11	6,313

Proposal 2: The Company’s stockholders ratified the selection of DCAW (CPA) Limited (“DCAW”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
162,355,722	0	183

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Proposal 3: The Company’s stockholders approved the amendment to the Company’s Articles of Incorporation to change the name of the Company to “Mi1 Global TelCo., Inc.” The voting results were as follows:

Votes For	Votes Against	Votes Abstained
162,355,722	0	183

The amendment to the Company’s Articles of Incorporation will become effective upon its filing with the Secretary of State of the State of Nevada, which the Company will do as soon as practicable.

Proposal 4: The Company’s stockholders approved the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 1,200,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
162,353,838	2,067	0

The amendment to the Company’s Articles of Incorporation will become effective upon its filing with the Secretary of State of the State of Nevada, which the Company will do as soon as practicable.

Proposal 5: The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
162,349,577	15	0	6,313

Proposal 6: The Company’s stockholders approved, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers every 3 years. The voting results were as follows:

3 Years	2 Years	1 Year	Votes Abstained	Broker Non-Votes
162,349,505	11	73	0	6,316

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2016	Domain Extremes Inc.

By: /s/ Lim Kock Chiang
Lim Kock Chiang
Chief Executive Officer

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